Exhibit 10.6h

EIGHTH AMENDMENT OF

FMC TECHNOLOGIES, INC.

EMPLOYEES’ RETIREMENT PROGRAM

PART I SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Eighth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2010:

1. The definition of “Earnings” contained in Article I of the Plan is hereby amended to add the following sentence to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, a Frozen Participant’s Earnings shall not include any compensation paid by the Company or a Participating Employer to the Frozen Participant for any Plan Year commencing on or after January 1, 2010.

2. The definition of “Eligible Employee” contained in Article I of the Plan is hereby amended to add the following sentences to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, (i) no Employee shall become an Eligible Employee on or after January 1, 2010; (ii) any individual who becomes an Employee as a result of that certain transaction by and between Direct Drive Systems, Inc. and FMC Technologies, Inc., memorialized under the Purchase Agreement dated September 9, 2009, shall not be an Eligible Employee; and (iii) any Participant who incurs a Severance From Service Date and is subsequently re-employed on or after January 1, 2010 following such Severance From Service Date, shall not be eligible to recommence participation in the Plan following such date of reemployment that occurs on or after January 1, 2010.

3. The definition of “Final Average Yearly Earnings” contained in Article I of the Plan is hereby amended to add the following sentence to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, a Frozen Participant’s Final Average Yearly Earnings shall be determined as of December 31, 2009, and shall not be redetermined thereafter.

4. The defined term “Frozen Participant” is hereby added to Article I of the Plan and shall read as follows:

Frozen Participant means a Participant who has less than five (5) Years of Vesting Service as of December 31, 2009.

5. The definition of “Social Security Covered Compensation Base” contained in Article I of the Plan is hereby amended to add the following sentence to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, no future adjustments occurring pursuant to Section 230 of the Social Security Act after December 31, 2009 shall be made to the Social Security Covered Compensation Base with respect to any Frozen Participant.

6. The definition of “Year of Credited Service” contained in Article I of the Plan is hereby amended to add the following sentence to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, except as provided below with respect solely to the determination of whether a Frozen Participant has attained his or her Early Retirement Date, the accrual of any future Year of Credited Service for all Frozen Participants shall cease and, as a result, Year of Credited Service with respect to a Frozen Participant shall not include any Period of Service of the Frozen Participant on or after January 1, 2010. Notwithstanding the preceding to the contrary, with respect solely to the determination of whether a Frozen Participant has attained his or her Early Retirement Date, each future Year of Credited Service of the Frozen Participant shall be taken into account.

7. Section 2.1 of the Plan is hereby amended to add the following paragraph to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, (a) no Employee shall become a Participant in the Plan on or after January 1, 2010; (b) no Frozen Participant shall be credited with future Earnings for any Plan Year commencing on or after January 1, 2010; (c) except with respect solely to the determination of whether a Frozen Participant has attained his or her Early Retirement Date as set forth in the definition of Year of Credited Service set forth in Article I of the Plan, no Frozen Participant shall accrue any future Year of Credited Service on or after January 1, 2010; and (d) no future adjustments occurring pursuant to Section 230 of the Social Security Act on or after January 1, 2010 shall be made to the Social Security Covered Compensation Base with respect to any Frozen Participant.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 29th day of October 2009.

FMC TECHNOLOGIES, INC.

By:	/s/ Maryann Seaman
Its:	Vice President, Administration